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                                    Exhibit 5

                    Opinion of Muldoon Murphy & Faucette LLP


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                              June 5, 2002



Board of Directors
New York Community Bancorp, Inc.
615 Merrick Avenue
Westbury, NY 11590

              Re: Issuance of an Additional 5,000,000 Shares of Common Stock Pursuant to New York Community Bancorp, Inc. 1997 Stock Option Plan, as Amended

Ladies and Gentlemen:

         We have been requested by New York Community Bancorp, Inc., a Delaware corporation, (the "Company") to issue a legal opinion in connection with the registration of an additional 5,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), that may be issued under the New York Community Bancorp, Inc. 1997 Stock Option Plan, as amended (herein referred to as the "Plan"). The registration of the Shares is being effected on Form S-8 under the Securities Act of 1933. The amendment, increasing the number of shares that may be issued upon the exercise of stock options granted under the Plan, was approved by Company shareholders at the May 15, 2002 annual meeting.

         We have made such legal and factual examinations and inquiries as we have deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan and outstanding option agreements, will be legally issued, fully paid and nonassessable.

         The following provisions of the Certificate of Incorporation may not be given effect by a court applying Delaware law, but in our opinion the failure to give effect to such provisions will not affect the duly authorized, validly issued, fully paid and nonassessable status of the Company's Common Stock:



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Board of Directors
June 5, 2002
Page 2


         (a) Subsections C.3 and C.6 of Article FOURTH and Section D of Article EIGHTH, which grant the Board the authority to construe and apply the provisions of those Articles and subsection C.4 of Article FOURTH, to the extent that subsection obligates any person to provide to the Board the information such subsection authorizes the Board to demand, and the provision of subsection C.7 of Article EIGHTH authorizing the Board to determine the Fair Market Value of property offered or paid for the Company's Common Stock by an Interested Stockholder, in each case to the extent, if any, that a court applying Delaware law were to impose equitable limitations upon such authority; and

         (b) Article NINTH, which authorizes the Board to consider the effect of any offer to acquire the Company on constituencies other than shareholders in evaluating any such offer.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than filed with the Securities and Exchange Commission as an exhibit to the aforementioned registration statement on Form S-8 in which this opinion is contained) or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the registration statement on Form S-8 (the financial statements and schedules) have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in, the Company's registration statement on Form S-8.

                                                 Very truly yours,



                                                 MULDOON MURPHY & FAUCETTE LLP